SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



                             June 29, 1998
            Date of Report (Date of earliest event reported)



                              AUTOZONE, INC.
         (Exact Name of Registrant as Specified in Its Charter)



                                 Nevada
             (State or Other Jurisdiction of Incorporation)



     1-10714                                    62-1482048
(Commission File Number)                     (I.R.S. Employer
                                             Identification No.)



            123 South Front Street, Memphis, Tennessee 38103
           (Address of Principal Executive Offices)(Zip Code)



                             (901) 495-6500
          (Registrant's Telephone Number, Including Area Code)


                             (Not applicable)
     (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On June 29, 1998, AutoZone, Inc. (the "Company") acquired all of the outstanding capital stock of Chief Auto Parts Inc. ("Chief"), a retailer of automotive parts and accessories, for approximately $75 million dollars in cash, in an arms length transaction. The shares were acquired from the prior shareholders of Chief, principally affiliates of Trust Company of the West ("TCW"). Funds for the transaction were from the Company's existing credit lines. There are no material relationships between the Company and Chief or the Company and TCW.

Chief will be operated by the Company as a wholly-owned subsidiary.



Item 7. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

     Financial statements of acquired business are omitted pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

(b)  Pro forma financial statements.

     Pro forma financial statements are omitted pursuant to Rule 11-01(c) of Regulation S-X.

(c)  Exhibits

2.1 Agreement and Plan of Merger by and among AutoZone, Inc., a Nevada corporation, Chief Auto Parts Inc., a Delaware corporation, and Orange Sub, Inc., a Delaware corporation dated as of May 11, 1998.


99.1 Press Release dated June 29, 1998.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   AUTOZONE, INC.

Date:  July 1, 1998                By:  /s/ Harry L. Goldsmith
                                   -----------------------------------
                                   Harry L. Goldsmith
                                   Senior Vice President

                              EXHIBIT INDEX



2.1 Agreement and Plan of Merger by and among AutoZone, Inc., a Nevada corporation, Chief Auto Parts Inc., a Delaware corporation, and Orange Sub, Inc., a Delaware corporation dated as of May 11, 1998.

99.1 Press Release dated June 29, 1998.